             [LETTERHEAD OF MARLIN & EDMONDSON, P.C. APPEARS HERE]


                                                                    EXHIBIT 23.2

Premier Graphics, Inc., a wholly-owned
 subsidiary of Master Graphics, Inc.
Memphis, Tennessee

We consent to the use of our report on the financial statements of McQuiddy Printing Company included in the registration statement of Master Graphics, Inc. on Form S-1 and to the reference to our firm under the heading "Experts" in the Prospectus.

                                        /s/ Marlin & Edmondson

Nashville, Tennessee
March 19, 1999